UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2012

Cyalume Technologies Holdings, Inc.

__________________________________________

 (Exact name of registrant as specified in its charter)

Delaware	000-52247	20-3200738
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 Windsor Street, West Springfield, Massachusetts		01089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(413) 858-2500

Not Applicable

 ______________________________________________

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 15, 2012, Cyalume Technologies Holdings, Inc. (the “Company”) received a copy of a demand for arbitration with the American Arbitration Association. The demand was filed by Antonio Colon, an employee of the Company’s wholly-owned subsidiary, Cyalume Technologies, Inc. (“CT”). The demand alleges, among other things, that CT has constructively terminated Mr. Colon’s employment and that the Company and CT have breached certain provisions of the Stock Purchase Agreement, dated as of December 22, 2011 (the “Purchase Agreement”), among CT, the Company, Combat Training Solutions, Inc., and Mr. Colon. Mr. Colon seeks, among other things, payment of the full potential earn-out amount of $5,750,000 which he alleges is payable under the Purchase Agreement, payment of salary, wages, bonuses and benefits pursuant to Mr. Colon’s employment agreement with CT, and attorneys’ fees and costs.

The Company considers the allegations by Mr. Colon to be without merit and intends to fully defend itself on these matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyalume Technologies Holdings, Inc.

June 20, 2012	By:	/s/ Michael Bielonko
Name: Michael Bielonko
Title: Chief Financial Officer